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                                                                       Exhibit 1


                            ARTICLES OF INCORPORATION

                                       OF

                          NET I UEPS TECHNOLOGIES, INC.

         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                    ARTICLE I
                                 CORPORATE NAME

         The name of this Corporation shall be: NET 1 UEPS TECHNOLOGIES, INC.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS

         The principal office and mailing address of the Corporation is c/o Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301.

                                   ARTICLE III
                     NATURE OF CORPORATE BUSINESS AND POWERS

         The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

James M. Schneider, Esq., FL Bar # 214338
Atlas, Pearlman, Trop & Borkson, P.A.
200 East Las Olas Boulevard, Suite 1900
Fort Lauderdale, Florida 33301
Phone No: (954) 763-1200


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                                   ARTICLE IV
                                  CAPITAL STOCK

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be one hundred million (100,000,000) shares of common stock, par value $.001 per share and three million (3,000,000) shares of Preferred Stock having a par value of $.10 per share.

         Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

                                    ARTICLE V
                                TERM OF EXISTENCE

          This Corporation shall have perpetual existence.

                                   ARTICLE VI
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA

         The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

                            James M. Schneider, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301



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                                   ARTICLE VII
                               BOARD OF DIRECTORS

          This Corporation shall have three (3) Directors initially.

                                  ARTICLE VIII
                                INITIAL DIRECTORS

         The names and addresses of the initial Directors of this Corporation are:

                               James Neil Rodgers
                             510-700 West Pender St.
                                  Vancouver, BC
                                 Canada V6C 1G8

                                 Andre Mansvelt
                              4th Floor North Wing
                                 President Place
                             Rosebank, Johannesburg

                                       and

                                 Serge Belamant
                              4th Floor North Wing
                                 President Place
                             Rosebank, Johannesburg

         The persons named as initial Directors shall hold office for the first year of existence of this Corporation, or until their successors are elected or appointed and have qualified, whichever occurs first.

                                   ARTICLE IX
                                  INCORPORATOR

         The name and address of the person signing these Articles of Incorporation as the Incorporator is James M. Schneider, Esq., c/o Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301.



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                                    ARTICLE X
                                 INDEMNIFICATION

         This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

                                   ARTICLE XI
                             AFFILIATED TRANSACTIONS

         This Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 8th day of May, 1997.



                                         /s/ James M. Schneider
                                         ---------------------------------------
                                         James M. Schneider, Incorporator




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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                        AND OFFICE FOR SERVICE OF PROCESS

         NET 1 UEPS TECHNOLOGIES, INC., a corporation existing under the laws of the State of Florida with its principal office and mailing address c/o Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301 has named James M. Schneider whose address is c/o Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301 as its agent to accept service of process within the State of Florida.

                                   ACCEPTANCE:

         Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.



                                         /s/ James M. Schneider
                                         ---------------------------------------
                                         James M. Schneider



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